Exhibit 10.33
THIRD AMENDMENT AND WAIVER TO SECOND AMENDED AND
RESTATED CREDIT AGREEMENT
          THIRD AMENDMENT AND WAIVER, dated as of February 28, 2007, to the Second Amended and Restated Credit Agreement referred to below (this “Amendment”), by and among DICK’S SPORTING GOODS, INC., a Delaware corporation (“Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for the Lenders (in such capacity “Agent”), and the Lenders signatory hereto.
W I T N E S S E T H:
          WHEREAS, Borrower, the other Loan Parties signatory thereto, Agent and Lenders are parties to that certain Second Amended and Restated Credit Agreement, dated as of July 28, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
          WHEREAS, Borrower, Agent and Required Lenders have agreed, among other things, to amend and waive certain provisions of the Credit Agreement, in the manner, and on the terms and conditions, provided for herein;
          NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Borrower, Agent and Required Lenders hereby agree as follows:
          1. Definitions. Capitalized terms not otherwise defined herein (including in the Recitals hereto) shall have the meanings ascribed to them in the Credit Agreement as amended hereby (the “Amended Credit Agreement”).
          2. Waiver. Required Lenders hereby waive, as of the Third Amendment Effective Date (as hereinafter defined) any Default or Event of Default under Section 6.2(c) of the Credit Agreement solely resulting from Borrower’s failure to grant a first priority perfected Lien to Agent in the Wells Fargo Cash Management – Money Market Account (account number 12704219); provided, that Borrower shall cause such Lien to be so perfected no later than May 13, 2007, and, in connection therewith, deliver to Agent no later than such date a duly executed control agreement covering such account, which agreement shall be in form and substance satisfactory to Agent and its counsel.
          3. Amendment to Section 6.3 of the Credit Agreement. Section 6.3 of the Credit Agreement is hereby amended as of the Third Amendment Effective Date by deleting clause (c) thereof in its entirety and inserting a new clause (c) to read as follows:

“(c) Capital Lease Obligations and Indebtedness secured by purchase money Liens permitted under clause (c) of Section 6.7 (including any such Capital Lease Obligations and Indebtedness set forth in Schedule 6.3 or any extensions, renewals, replacements or modifications thereof) in a maximum outstanding aggregate amount not to exceed $15,000,000 plus the outstanding amount of the Progress Payment Promissory Note;”
          4. Amendment to Section 6.7 of the Credit Agreement. Section 6.7 of the Credit Agreement is hereby amended as of the Third Amendment Effective Date by deleting clause (c) thereof in its entirety and inserting in lieu thereof a new clause (c) to read as follows:
“(c) purchase money Liens or purchase money security interests upon or in Equipment acquired by any Loan Party in the ordinary course of business to secure the purchase price of such Equipment or to secure Capital Lease Obligations, in each case, permitted under clause (c) of Section 6.3 incurred solely for the purpose of financing the acquisition of such Equipment, and Liens granted pursuant to the Bank of America Lease and the Collateral Assignment of Purchase Agreement, in each case as in effect on February 28, 2007, to secure, among other things, the obligations evidenced by the Progress Payment Promissory Note;”
          5. Amendments to Annex A of the Credit Agreement. Annex A of the Credit Agreement is hereby amended as of the Third Amendment Effective Date by:
(a) adding the following new definitions in appropriate alphabetical order therein:
“‘Bank of America Lease’ shall mean that certain Lease Agreement dated as of February 28, 2007 between Bank of America, N.A. as Lessor and Borrower as Lessee.
‘Collateral Assignment of Purchase Agreement’ shall mean that certain Collateral Assignment of Purchase Agreement, dated as of February 28, 2007, by and among the parties thereto entered into in connection with the Bank of America Lease.
‘Progress Payment Promissory Note’ shall mean that certain Progress Payment Promissory Note dated February 28, 2007 in the original principal amount of $14,385,500.00 made by Borrower in favor of Bank of America, N.A. in connection with the transactions contemplated by the Bank of America Lease.”

          6. Representations and Warranties. To induce Required Lenders and Agent to enter into this Amendment, Borrower hereby represents and warrants that, after giving effect to this Amendment:
(a)	Each of the execution, delivery and performance by Borrower and each other Loan Party which is party to the Guaranty of this Amendment and the performance of the Amended Credit Agreement are (i) within Borrower’s and each such Loan Party’s corporate power and have been duly authorized by all necessary corporate and shareholder action; (ii) do not contravene any provision of any Loan Party’s charter or bylaws or equivalent organizational or charter or other constituent documents; (iii) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (iv) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Loan Party is a party or by which any Loan Party or any of its property is bound; (v) do not result in the creation or imposition of any Lien upon any of the property of any Loan Party other than those in favor of Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (vi) do not require the consent or approval of any Governmental Authority or any other Person.

(b)	This Amendment has been duly executed and delivered by or on behalf of Borrower and each other Loan Party which is party to the Guaranty.

(c)	Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of Borrower and each such Loan Party enforceable against Borrower and such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)	No Default or Event of Default has occurred and is continuing after giving effect to this Amendment.

(e)	No action, claim or proceeding is now pending or, to the knowledge of any Loan Party signatory hereto, threatened against such Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which challenges such Loan Party’s right, power, or competence to enter into this Amendment or, to the extent applicable, perform any of its obligations under this Amendment, the Amended Credit

Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or which if determined adversely could have or result in a Material Adverse Effect. To the knowledge of each Loan Party, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

(f)	All representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.
          7. Remedies. This Amendment shall constitute a Loan Document. The breach by any Loan Party of any representation, warranty, covenant or agreement in this Amendment shall constitute an immediate Event of Default hereunder and under the other Loan Documents.
          8. No Other Amendments/Waivers. Except as expressly provided for herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as expressly provided for herein, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document by the Agent or the Lenders with respect to any right or remedy which the Agent or the Lenders may now or in the future have under the Loan Documents, at law or in equity or otherwise or be deemed to prejudice any rights or remedies which the Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document or under or in connection with any Default or Event of Default which may now exist or which may occur after the date hereof. The Credit Agreement and all other Loan Documents are hereby in all respects ratified and confirmed.
          9. Waiver of Claims. Borrower hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, which Borrower ever had, now has or might hereafter have against Agent or any Indemnified Person which relates, directly or indirectly, to any acts or omissions of Agent or such Lender or any other Indemnified Person on or prior to the Third Amendment Effective Date.
          10. Expenses. Borrower hereby reconfirms its obligations pursuant to Section 11.2 of the Credit Agreement to pay and reimburse Agent for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

          11. Effectiveness. This Amendment shall become effective as of February 28, 2007 (the “Third Amendment Effective Date”) only upon satisfaction in full in the judgment of the Agent of each of the following conditions:
(a)	Amendment. Agent shall have received eight (8) original copies of this Amendment duly executed and delivered by Agent, Required Lenders and Borrower and acknowledged by the other Loan Parties.

(b)	Payment of Expenses. Borrower shall have paid to Agent all costs and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent and Lenders (including, without limitation, reasonable legal fees and expenses).

(c)	Representations and Warranties. All representations and warranties contained in this Amendment shall be true and correct on and as of the Third Amendment Effective Date.
          12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW 5-1401, FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          13. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

DICK’S SPORTING GOODS, INC.

By:	/s/ William R. Newlin
Name:	William R. Newlin
Title:	Executive Vice President and Chief Administrative Officer

AGENT:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent

By:	/s/ Joseph H. Burt
Name:	Joseph H. Burt
Its:	Duly Authorized Signatory

LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Joseph H. Burt
Name:	Joseph H. Burt
Its:	Duly Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ James M. Steffy
Name:	James M. Steffy
Title:	Vice President

FLEET RETAIL GROUP, INC.

By:	/s/ Andrew Cerussi
Name:	Andrew Cerussi
Title:	Vice President

NATIONAL CITY BUSINESS CREDIT, INC.

By: Name:	/s/ Joseph L. Kwasny Joseph L. Kwasny
Title:	Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By: Name:	/s/ Anthony D. Braxton Anthony D. Braxton
Title:	Director

CITIZEN’S BANK OF PENNSYLVANIA

By: Name:	Don Cmar Don Cmar
Title:	Vice President

JP MORGAN CHASE BANK

By:	/s/ James M. Barbato
Name:	James M. Barbato
Title:	Vice President

Each of the undersigned Loan Parties hereby (i) acknowledges each of the amendments and waivers to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.
ACKNOWLEDGED, CONSENTED and
AGREED to as of the date first written
above.

AMERICAN SPORTS LICENSING, INC.

By:	/s/ Michael F. Hines
Name:	Michael F. Hines
Title:	President

DSG OF VIRGINIA, LLC

By	/s/ Jeffrey R. Hennion
Name:	Jeffrey R. Hennion
Title:	President

GALYAN’S TRADING COMPANY, INC.

By:	/s/ William R. Newlin
Name:	William R. Newlin
Title:	Vice President and Chief Administrative Officer

GALYAN’S NEVADA, INC.

By:	/s/ William R. Newlin
Name:	William R. Newlin
Title:	President

GALYAN’S OF VIRGINIA, INC.

By:	/s/ William R. Newlin
Name:	William R. Newlin
Title:	President

GOLF GALAXY, INC.

By:	/s/ John Wolfe
Name:	John Wolfe
Title:	Vice President and Secretary

GOLF GALAXY GOLFWORKS, INC.

By:	/s/ Joseph Oliver
Name:	Joseph Oliver
Title:	Vice President